-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K
                                 AMENDMENT NO. 2
                               -----------------


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


               Date of Earliest Event Reported: December 17, 1997


                         ENVIRONMENTAL SAFEGUARDS, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                        000-21953              87-0429198
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation or organization)                           Identification No.)

                         2600 South Loop West, Suite 645
                              Houston, Texas 77054
          (Address of principal executive offices, including zip code)

                                 (713) 641-3838
              (Registrant's telephone number, including area code)




-------------------------------------------------------------------------------

Item 7.  Financial Statements and Exhibits





                          INDEX TO FINANCIAL STATEMENTS

                                   ----------

(a)      Financial Statements of Business Acquired

                Financial Statements of OnSite Technology, L.L.C.


                                                                    PAGE(S)
                                                                    ------

ONSITE TECHNOLOGY, L.L.C.

Reports of Independent Auditors                                   F-2 to F-3

Audited Consolidated Financial Statements:

  Consolidated Balance Sheets as of December 17,
    1997 and December 31, 1996                                        F-4

  Consolidated Statements of Operations for the
    period from January 1, 1997 through December 17,
    1997 and the year ended December 31, 1996                         F-5

  Consolidated Statements of Members' Equity for the
    period from January 1, 1997 through December 17,
    1997 and the year ended December 31, 1996                         F-6

  Consolidated Statements of Cash Flows for the
    period from January 1, 1997 through December 17,
    1997 and the year ended December 31, 1996                         F-7

Notes to Consolidated Financial Statements                        F-8 to F-14

(b)      Pro Forma Financial Information

                Pro forma financial information required pursuant to
         Article II of Regulation S-X.

ENVIRONMENTAL SAFEGUARDS, INC.

Unaudited Consolidated Proforma Financial Statements                  F-15

  Consolidated Proforma Balance Sheet as of September 30, 1997        F-16

  Consolidated Proforma Statement of Operations for the year
     ended December 31, 1996                                          F-17

  Consolidated Proforma Statement of Operations for the nine
     months ended September 30, 1997                                  F-18

  Notes to Unaudited Proforma Consolidated Financial Statements    F-19 to F-21


(c)      Exhibits

                              None.

                         REPORT OF INDEPENDENT AUDITORS



To the Management Committee
OnSite Technology, L.L.C.


We have audited the accompanying consolidated balance sheet of OnSite Technology, L.L.C. as of December 17, 1997, and the related statements of operations, members' equity and cash flows for the period from January 1, 1997 through December 17, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OnSite Technology, L.L.C. as of December 17, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 through December 17, 1997 in conformity with generally accepted accounting principles.


                                                    /s/ ERNST & YOUNG LLP


Houston, Texas
February 26, 1998

                         REPORT OF INDEPENDENT AUDITORS



To the Management Committee
OnSite Technology, L.L.C.


We have audited the accompanying consolidated balance sheet of OnSite Technology, L.L.C. as of December 31, 1996, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OnSite Technology, L.L.C. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          /s/ HAM, LANGSTON, & BREZINA, L.L.P.


Houston, Texas
February 26, 1998

                            ONSITE TECHNOLOGY, L.L.C.

                           CONSOLIDATED BALANCE SHEETS

                                   ----------
                                 (IN THOUSANDS)

                                               DECEMBER 17,   DECEMBER 31,
     ASSETS                                       1997           1996
     ------                                    ------------   ------------
Current assets:
  Cash and cash equivalents                       $1,221        $  221
  Accounts receivable                              1,438           210
  Prepaid expenses and other assets                  100            48
  Deferred taxes                                      85            --
                                                  ------        ------

    Total current assets                           2,844           479

Property and equipment, net                        5,679         4,665
                                                  ------        ------

      Total assets                                $8,523        $5,144
                                                  ======        ======



LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Current portion of capital lease
    obligation                                    $  282        $   --
  Accounts payable                                   307         1,111
  Accrued liabilities                                228            15
  Income taxes payable                               407            22
  Due to the Parent                                   53            44
                                                  ------        ------

    Total current liabilities                      1,277         1,192

Capital lease obligation                             600            --

Minority interest in subsidiaries                    607            80

Commitments  (Note 4)

Members' equity                                    6,039         3,872
                                                  ------        ------

        Total liabilities and members'
          equity                                  $8,523        $5,144
                                                  ======        ======


                 See Notes to Consolidated Financial Statements.

                            ONSITE TECHNOLOGY, L.L.C.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   ----------
                                 (IN THOUSANDS)

                                              PERIOD FROM JANUARY               YEAR ENDED
                                                1, 1997 THROUGH                 DECEMBER 31,
                                               DECEMBER 17, 1997                   1996
                                               -----------------                -----------
Service revenue                                     $ 6,379                      $   730
Cost of providing services                            3,081                          561
                                                    -------                      -------

  Gross margin                                        3,298                          169

General and administrative expenses                   1,496                          414
                                                    -------                      -------

  Income (loss) from operations                       1,802                         (245)

Other income (expenses):
  Interest income                                        64                           --
  Interest expense                                      (82)                          --
  Foreign currency transaction losses                   (31)                          --
                                                    -------                      -------

Income (loss) before provision for
  income taxes and minority interest                  1,753                         (245)

Provision for income taxes                            1,159                           22
                                                    -------                      -------

Income (loss) before minority interest                  594                         (267)

Minority interest                                      (527)                          82
                                                    -------                      -------

Net income (loss)                                   $    67                      $  (185)
                                                    =======                      =======



                 See Notes to Consolidated Financial Statements.

                            ONSITE TECHNOLOGY, L.L.C.

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY

                                   ----------
                                 (IN THOUSANDS)

                                          ENVIRONMENTAL              PARKER
                                           SAFEGUARDS,              DRILLING
                                               INC.                COMPANY, INC.            TOTAL
                                          -------------            ------------             -----
Balances at January 1, 1996                  $  106                   $  106                $  212

Capital contributions                         1,923                    1,922                 3,845

Net loss for the year ended
  December 31, 1996                             (93)                     (92)                 (185)
                                             ------                   ------                ------

Balances at December 31,
  1996                                        1,936                    1,936                 3,872

Capital contributions                         1,050                    1,050                 2,100

Net income for the period
  from January 1, 1997 through
  December 17, 1997                              34                       33                    67
                                             ------                   ------                ------

Balance at December 17, 1997                 $3,020                   $3,019                $6,039
                                             ======                   ======                ======

                 See Notes to Consolidated Financial Statements.

                            ONSITE TECHNOLOGY, L.L.C.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   ----------
                                 (IN THOUSANDS)


                                                  PERIOD FROM JANUARY          YEAR ENDED
                                                    1, 1997 THROUGH           DECEMBER 31,
                                                   DECEMBER 17, 1997             1996
                                                  -------------------         -----------
Cash flows from operating activities:
  Net income (loss)                                   $    67                  $  (185)
  Adjustment to reconcile net loss to net
    cash provided by (used in) operating
    activities:
    Minority interest                                     527                       82
    Depreciation expense                                  609                      189
    Deferred taxes                                        (85)                      --
Changes in operating assets and liabilities:
      Accounts receivable                              (1,228)                      49
      Prepaid expense and other assets                    (52)                     (47)
      Accounts payable                                 (1,048)                     338
      Accrued liabilities                                 457                       15
      Income taxes payable                                385                       22
      Due to the Parent                                     9                       59
                                                      -------                  -------

          Net cash (used in) provided by
          operating activities                           (359)                     522

Cash flows from investing activities:
  Purchase of equipment                                (1,623)                  (4,162)

Cash flows from financing activities:
  Proceeds from capital lease obligations                 950                       --
  Payments on capital lease obligations                   (68)                      --
  Member contributions                                  2,100                    3,845
                                                      -------                  -------

          Net cash provided by investing
            activities                                  2,982                    3,845
                                                      -------                  -------

Net increase in cash and cash equivalents               1,000                      205

Cash and cash equivalents, beginning of year              221                       16
                                                      -------                  -------

Cash and cash equivalents, end of year                $ 1,221                  $   221
                                                      =======                  =======


Supplemental disclosure of cash flow information:

  Cash paid for interest expense                      $    82                  $    --

  Income taxes paid                                   $   859                  $    --


                 See Notes to Consolidated Financial Statements.

                            ONSITE TECHNOLOGY, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------

1.     ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF THE BUSINESS

       OnSite Technology, L.L.C. (the "Company") provides environmental remediation and hydrocarbon reclamation/recycling services principally to oil and gas companies, using proprietary Indirect Thermal Desorption ("ITD") technology. To date the primary service offered by the Company has been the remediation of soil contaminated by oil based drill cuttings and the subsequent recovery of diesel and synthetic oils which were embedded in the drill cuttings. Substantially all of the Company's operations were conducted in Colombia in 1997.

       The Company was originally established in 1995 as a 50%-50% joint venture between Environmental Safeguards, Inc. (the "Parent") and Parker Drilling Company ("Parker"). Effective December 17, 1997, the Parent acquired Parker's 50% interest and OnSite became a wholly-owned subsidiary. (See
       Note 9). These financial statements represent the Company's financial position, results of operations and cash flows immediately prior to the acquisition of Parker's 50% interest.

       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its majority owned or controlled subsidiaries after elimination of all significant intercompany accounts and transactions.

       MANAGEMENT ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates mainly involve the useful lives of property and equipment, the valuation of deferred tax assets and the realizability of accounts receivable.

       RESEARCH AND DEVELOPMENT

       Research and development activities are expensed as incurred, including costs relating to patents or rights which may result from such expenditures.

       REVENUE RECOGNITION

       Revenue is recognized at the time services are performed or when products are shipped.

                            ONSITE TECHNOLOGY, L.L.C.

                                   ----------

1.     ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       CONCENTRATIONS OF CREDIT RISK

       Financial instruments which subject the Company to concentrations of credit risk include cash and accounts receivable. The Company maintains its cash in well known banks selected based upon management's assessment of the banks' financial stability and international capability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits. Accounts receivable generally arise from sales of services to multinational energy companies operating in the United States and South America. Collateral is generally not required for credit granted. As of December 17, 1997, essentially all of the Company's trade receivables were due from one multinational energy company for services performed in Colombia.

       CASH EQUIVALENTS

       For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost and are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives of equipment are 3 to 5 years. Expenditures for maintenance and repairs are charged to expense when incurred; betterments and major renewals are capitalized.

       The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of. SFAS No. 121 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes indicate that the net book value of the asset may not be recoverable. An impairment loss is recognized if the sum of expected future cash flows from the use of the asset is less than the net book value of the asset.

       INCOME TAXES

       The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                            ONSITE TECHNOLOGY, L.L.C.

                                   ----------

1.     ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

       RECLASSIFICATIONS

       Certain prior year amounts in the consolidated balance sheets and statements of operations have been reclassified to conform to the 1997 presentation.

       RECENTLY ISSUED PRONOUNCEMENTS

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires (a) classification of the components of other comprehensive income by their nature in a financial statement and (b) the display of the accumulated balance of the other comprehensive income separate from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS 130 is effective for years beginning after December 15, 1997 and is not expected to have a material impact on financial position or results of operations.


2.     PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

                                               (IN THOUSANDS)
                                          DECEMBER 17, DECEMBER 31,
                                              1997         1996
                                            -------      -------
 ITD Remediation/Recycling Units            $ 5,033      $ 1,708
 ITD Remediation/Recycling Units
   in process                                 1,338        3,149
 Office furniture and equipment                  10           --
 Transportation and other equipment             111           12
                                            -------      -------

                                              6,492        4,869
 Less accumulated depreciation                 (813)        (204)
                                            -------      -------

                                            $ 5,679      $ 4,665
                                            =======      =======

                            ONSITE TECHNOLOGY, L.L.C.

                                   ----------

2.     PROPERTY AND EQUIPMENT, CONTINUED

       The Company contracts with one fabricator for the manufacture of ITD Units and one fabricator for the manufacture of Condensing Units, to be used in the Company's operations. As of December 17, 1997, the Company had approximately 1 ITD Unit and 2 Condensing Units in process with an expected cost to complete of $150. An unexpected disruption of the fabricator's ability to timely deliver ITD Units could cause a delay in the Company's ability to meet future service orders. Should a delay occur, the Company has taken steps to facilitate the placement of orders with alternative fabricators.

3.     INCOME TAXES

       The Company is a wholly owned Oklahoma limited liability company and for U.S. federal and state income tax purposes, is treated as a flow through entity. Income or loss and any tax credits associated with the operations of the Company are included in the U.S. federal and state tax expense of the Parent. Accordingly, no U.S. federal or state income tax provision is reflected on the Company's financial statements.

       The Company consolidates its 50% owned subsidiary, OnSite Colombia, Inc., a Cayman Island company that conducts operations in Colombia. The Cayman Island imposes no income tax on such operations. However, the operations in Colombia are subject to Colombian federal and local taxes. Accordingly, the Company has included in its financial statements the Colombian income tax expense related to such operations.

       The Company provided for Colombian income taxes as follows:

                                   PERIOD FROM JANUARY      YEAR ENDED
                                     1, 1997 THROUGH       DECEMBER 31,
                                    DECEMBER 17, 1997          1996
                                   -------------------     ------------
          Current expense                $1,244               $   22
          Deferred benefit                  (85)                 -
                                         ------               ------

          Income tax provision           $1,159               $   22
                                         ======               ======

                            ONSITE TECHNOLOGY, L.L.C.

                                   ----------

3.     INCOME TAXES, CONTINUED

       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The significant components of deferred tax assets and liabilities are as follows:

                                        DECEMBER 17,            DECEMBER 31,
                                            1997                    1996
                                        ------------            ------------
          Deferred tax assets:
            Accrued municipal taxes        $   85                  $  -
                                           ------                  ----

          Total deferred tax assets        $   85                  $  -
                                           ======                  ====

       A portion of the Colombian income taxes paid by OnSite Colombia, Inc., will result in a foreign tax credit to the Parent Company upon the distribution of the Company's proportionate share of the profits of OnSite Colombia, Inc. The Company has not recorded a deferred tax benefit or deferred tax asset related to these tax credits which may be utilized by the Parent Company at some future date.

       The following table reconciles the income tax attributable to operations computed at the U.S. federal statutory tax rates to income tax expense:

                                        PERIOD FROM JANUARY      YEAR ENDED
                                         1, 1997 THROUGH        DECEMBER 31,
                                         DECEMBER 17, 1997          1996
                                        -------------------     ------------
          Tax at U.S. statutory
            rates                             $  -                 $  -
          Foreign taxes in excess
            of U.S. rate                       1,159                   22
                                              ------               ------

          Income tax provision                $1,159               $   22
                                              ======               ======

                            ONSITE TECHNOLOGY, L.L.C.

                                   ----------



4.     LEASE COMMITMENTS

       During 1997, the Company sold and leased back an indirect thermal desorption unit. No gain or loss resulted from this transaction, and the related lease is accounted for as a capital lease. Included in property and equipment in the accompanying consolidated balance sheet at December 17, 1997 are the following assets held under capital leases:

       Indirect thermal desorption unit                     $  950

       Accumulated amortization                               (230)

       Assets under capital leases, net                     $  720
                                                            ======

       The Company also leases office and warehouse facilities and a truck under operating leases. Certain of the leases provide for renewal options; however, only one such lease has an original term of greater than one year. Rental expense for operating leases was $53 and $4 during the period from January 1, 1997 through December 17, 1997 and the year ended December 31, 1996, respectively.

       Minimum lease payments due under leases with original lease terms of greater than one year and expiration dates subsequent to December 17, 1997 are summarized as follows:

           YEAR ENDED                            CAPITAL          OPERATING
          DECEMBER 17,                           LEASES            LEASES
          ------------                           -------           --------
              1998                               $  386           $     27
              1999                                  386                 27
              2000                                  290                 14
                                                 ------             ------

          Total minimum leases                    1,062           $     41

          Less amount representing interest        (180)
                                                 ------
          Present value of minimum lease
            payments                                882

          Less current portion                     (282)
                                                 ------
          Long-term portion                      $  600
                                                 ======

                            ONSITE TECHNOLOGY, L.L.C.

                                   ----------

5.     MAJOR CUSTOMERS

       During the periods ended December 17, 1997 and December 31, 1996, the Company provided services for only two customers and each accounted for greater than 10% of service revenue.

6.     RESEARCH AND DEVELOPMENT

       During the period from January 1, 1997 through December 17, 1997, and the year ended December 31, 1996, expenditures for research and development were $43 and $87, respectively.

7.     RELATED PARTY TRANSACTIONS

       The Company shares office facilities and certain employees with the Parent. Shared costs are generally specifically identified by company; however, certain costs must be allocated based upon management's estimates.

8.     FOREIGN OPERATIONS

       Financial information relating to the Company's foreign operations is as follows:

                                                         (IN THOUSANDS)
                                              PERIOD ENDED          YEAR ENDED
                                              DECEMBER 17,         DECEMBER 31,
                                                  1997                 1996
                                              ------------         ------------
       Sales to unaffiliated customers           $6,134               $  188
       Operating income (loss)                    2,465                 (118)
       Identifiable assets                        6,057                1,278
       Net assets                                 1,168                  135

       Substantially all of the Company's foreign operations were conducted by the Company's 50% owned joint venture in Colombia. The Company's Colombian subsidiary operated with the U.S. dollar as its functional currency and, accordingly, no cumulative translation adjustment is presented in the accompanying balance sheet.

9.     SUBSEQUENT EVENT

       Effective on December 17,1997, the Parent acquired Parker Drilling Company's interest in the Company and, accordingly, OnSite became a wholly-owned subsidiary of Environmental.

                                                                      EXHIBIT 2

                         ENVIRONMENTAL SAFEGUARDS, INC.

         UNAUDITED PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------


On December 17,1997, Environmental Safeguards, Inc. (the "Company") acquired Parker Drilling Company's 50% interest in OnSite Technology, L.L.C. ("OnSite") and, accordingly, OnSite became a wholly-owned subsidiary of the Company. Prior to this transaction, the Company accounted for its 50% ownership interest in OnSite on the equity method and following the transaction on the consolidation method. The $8,000,000 purchase price and the resulting required repayment of $3,000,000 of long-term debt to a Parker subsidiary was financed through a private sale of Series B and Series C preferred stock, combined with senior secured notes and warrants for shares of the Company's common stock. This acquisition has been accounted for using the purchase method of accounting. The following Unaudited Proforma Condensed Consolidated Balance Sheet as of September 30, 1997 gives effect to the transaction as if it had occurred at that date. The Unaudited Proforma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 give effect to the transaction as if it had occurred on January, 1, 1996.

The Unaudited Proforma Condensed Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at January 1, 1996, nor are they indicative of the Company's future results of operations.

The Unaudited Proforma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements of the Company and related notes thereto.

                ENVIRONMENTAL SAFEGUARDS, INC. AND SUBSIDIARIES

                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1997

                                 (IN THOUSANDS)

                                   ----------

                                            ENVIRONMENTAL            ONSITE
                                             SAFEGUARDS,           TECHNOLOGY          PROFORMA            PROFORMA
     ASSETS                                     INC.                 L.L.C.           ADJUSTMENTS         CONSOLIDATED
     ------                                 ------------           ----------         -----------         ------------
Current assets:
  Cash and cash equivalents                    $ 2,287              $ 1,547           (a)$14,000
                                                                                      (b)   (604)
                                                                                      (c) (8,000)
                                                                                      (d) (3,151)           $ 6,079
  Accounts receivable, trade                                          2,212                                   2,212
  Prepaid taxes, duties and other                   22                  877                                     899
  Receivables from Affiliate                        77                   30           (e)   (107)                 -
                                               -------              -------              -------            -------
    Total current assets                         2,386                4,666                2,138              9,190

Property and equipment, net                         41                5,728           (c)    608              6,377
Engineering design and developed
   technology                                                                         (c)  3,258              3,258
Investments in Affiliates                        3,087                    -           (e) (3,087)                 -
                                               -------              -------              -------            -------
      Total assets                             $ 5,514              $10,394              $ 2,917            $18,825
                                               =======              =======              =======            =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable, trade                      $    15              $    73              $     -             $   88
  Payables to Affiliates                            10                   97           (e)   (107)                 -
  Accrued liabilities                               72                  741                    -                813
  Accrued income taxes                               -                1,278                    -              1,278
  Current maturities of long-term debt               -                  176                    -                176
                                               -------              -------              -------             ------
    Total current liabilities                       97                2,365                 (107)             2,355

Long-term debt                                   3,151                  835           (a)  5,303
                                                                                      (b)   (362)
                                                                                      (d) (3,151)             5,776
Deferred gain                                      195                    -           (c)   (195)                 -
                                               -------              -------              -------             ------
      Total liabilities                          3,443                3,200                1,488              8,131
                                               -------              -------              -------             ------
Minority interest                                    -                1,019           (c) (3,007)
                                                                                      (e)  3,088              1,100
Commitments and contingencies

Stockholders' equity:
  Series B Preferred stock                           -                    -           (a)  4,000              4,000
  Series C Preferred stock                           -                    -           (a)  3,428
                                                                                      (b)   (242)             3,186
  Common stock                                       9                    -                    -                  9
  Unissued common stock                             56                    -                    -                 56
  Additional paid-in capital                     5,718                6,175           (a)  1,269
                                                                                      (c)   (170)
                                                                                      (e) (6,175)             6,817
  Accumulated deficit                           (3,712)                   -           (c)   (762)            (4,474)
                                               -------              -------              -------             ------
    Total stockholders' equity                   2,071                6,175                1,348              9,594
                                               -------              -------              -------             ------
      Total liabilities and
        stockholders' equity                   $ 5,514              $10,394              $ 2,917            $18,825
                                               =======              =======              =======            =======





                   See notes to unaudited proforma condensed
                       consolidated financial statements.

                 ENVIRONMENTAL SAFEGUARDS, INC AND SUBSIDIARIES

       UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   ----------

                                            ENVIRONMENTAL            ONSITE
                                             SAFEGUARDS,           TECHNOLOGY          PROFORMA            PROFORMA
                                                INC.                 L.L.C.           ADJUSTMENTS         CONSOLIDATED
                                            -------------          ----------         -----------         ------------

Service revenue                                $     -               $   542          (h)$  188             $   730
Cost of services                                     -                   416          (a)   151
                                                                                      (h)   145                 712
                                               -------               -------             ------             -------

Gross margin                                         -                   126               (108)                 18

Operating expenses                                 511                   242          (b)   407
                                                                                      (h)   172               1,332
                                               -------               -------             ------             -------

Operating income (loss)                           (511)                 (116)              (687)             (1,314)
                                               -------               -------             ------             -------

Other income (expense):
  Interest income                                   18                     -                   -                 18
  Interest expense                                (138)                    -          (c)   (600)
                                                                                      (d)   (487)
                                                                                      (e)      7             (1,218)
  Equity in loss of investee                       (93)                  (69)         (f)     93                  -
                                                                                      (h)     69
  Other, net                                         3                     -          (g)     (3)                 -
                                               -------               -------             -------            -------

                                                  (210)                  (69)               (921)            (1,200)
                                               -------               -------             -------            -------

Loss before income taxes,
  minority interest and
  extraordinary gain                              (721)                 (185)             (1,608)            (2,514)

Provision for income taxes                           -                     -          (h)     22                 22
                                               -------               -------             -------            -------

Loss before minority interest
  and extraordinary gain                          (721)                 (185)             (1,630)            (2,536)

Minority interest                                    -                     -          (h)     82                 82
                                               -------               -------             -------            -------

Loss before extraordinary
  gain                                            (721)                 (185)             (1,548)            (2,454)

Extraordinary gain                                  74                     -                   -                 74
                                               -------               -------             -------            -------

Net loss                                       $  (647)              $  (185)            $(1,548)            (2,380)
                                               =======               =======             =======


Beneficial conversion feature
  of Class B preferred stock                                                                                 (3,998)
Accretion of discount on
  Class C preferred stock                                                                                      (375)
Class C preferred stock
  dividends                                                                                                    (400)

Net loss available to common
  stockholders                                                                                              $(7,153)


Net loss per share of common
  stock                                        $ (0.10)                                                     $ (1.12)
                                               =======                                                      =======

Weighted average shares
  outstanding                                    6,375                                                        6,375
                                               =======                                                      =======








                   See notes to unaudited proforma condensed
                       consolidated financial statements.

                 ENVIRONMENTAL SAFEGUARDS, INC AND SUBSIDIARIES

       UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   ----------

                                            ENVIRONMENTAL            ONSITE
                                             SAFEGUARDS,           TECHNOLOGY          PROFORMA            PROFORMA
                                                INC.                 L.L.C.           ADJUSTMENTS         CONSOLIDATED
                                            -------------          ----------         -----------         ------------
Service revenue                                $     -              $   245           (h)$ 4,563             $ 4,808
Cost of services                                     -                   96           (a)    114
                                                                                      (h)  1,796               2,006
                                               -------              -------              -------             -------

Gross margin                                         -                  149                2,653               2,802

Operating expenses                                 265                  482           (b)    305
                                                                                      (h)    982               2,034
                                               -------              -------              -------             -------

Operating income (loss)                           (265)                (333)               1,366                 768
                                               -------              -------              -------             -------

Other income (expense):
  Interest income                                   90                  122           (h)    (76)                136
  Interest expense                                (187)                   -           (c)   (450)
                                                                                      (d)   (366)
                                                                                      (e)    144                (859)
  Equity in income (loss)
    of investees                                   102                  414           (f)   (102)                  -
                                                                                      (h)   (414)
  Other, net                                         5                    -           (g)     (5)
                                                                                      (h)     23                  23
                                               -------              -------              -------             -------

                                                    10                  536               (1,246)               (700)
                                               -------              -------              -------             -------

Loss before income taxes and
  minority interest                               (255)                 203                  120                  68

Provision for income taxes                           -                    -           (h)    904                 904
                                               -------              -------              -------             -------

Loss before minority interest                     (255)                 203                 (784)               (836)

Minority interest                                    -                    -           (h)   (414)               (414)
                                               -------              -------              -------             -------

Net income (loss)                              $  (255)             $   203              $(1,198)             (1,250)
                                               =======              =======              =======


Accretion of discount on
  Class C preferred stock                                                                                       (281)
Dividends on Class C preferred
  stock                                                                                                         (300)
                                                                                                             -------
Net loss available to common
  stockholders                                                                                               $(1,831)
                                                                                                             =======
Net loss per share of common
  stock                                        $ (0.03)                                                      $ (0.20)
                                               =======                                                       =======

Weighted average shares
  outstanding                                    8,947                                                         8,947
                                               =======                                                       =======















                   See notes to unaudited proforma condensed
                       consolidated financial statements.

                 ENVIRONMENTAL SAFEGUARDS, INC. AND SUBSIDIARIES

                      NOTES TO UNAUDITED PROFORMA CONDENSED

                        CONSOLIDATED FINANCIAL STATEMENTS

1.       BASIS OF PRESENTATION

         On December 17,1997, Environmental Safeguards, Inc. (the "Company") acquired Parker Drilling Company's 50% interest in OnSite Technology, L.L.C. ("OnSite") and, accordingly, OnSite became a wholly-owned subsidiary of the Company. Prior to this transaction, the Company accounted for its 50% ownership interest in OnSite on the equity method, and following the transaction on the consolidation method. The $8,000,000 purchase price and the resulting required repayment of $3,000,000 of long-term debt to a Parker subsidiary was financed through a private sale of Series B and Series C preferred stock, senior secured notes, and warrants for shares of the Company's common stock. This acquisition has been accounted for using the purchase method of accounting. The following Unaudited Proforma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 give effect to the transaction as if it had occurred at January, 1, 1996.

         The Company believes that the assumptions used in preparing the unaudited proforma condensed combined financial statements provide a reasonable basis for presenting all of the significant effects of the OnSite acquisition (other than any synergies anticipated by the Company, and nonrecurring charges directly attributable to the purchase and nonrecurring charges that will result from combining operations), and that the proforma adjustments give effect to those assumptions in the Unaudited Proforma Condensed Consolidated Statements of Operations.


2.       EARNINGS PER SHARE

         Net loss per share of common stock was computed by dividing the net income available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Due to the net loss, all of the common stock equivalents were excluded from this calculation due to their anti-dilutive effect. Certain amounts attributable to the Class B and Class C preferred stock have been deducted from the net loss to derive net loss available to common stockholders. These amounts include the cumulative dividends to be paid on the Class C preferred stock and the accretion of the discounts on both the Class C and Class B preferred stock. The entire Class B discount is charged to net loss available to common stockholders immediately due to the immediate conversion features of the related instruments. The Class C discount is accreted to its liquidation value over a period of 26 months.




                                    Continued
                                      F-19

                 ENVIRONMENTAL SAFEGUARDS, INC. AND SUBSIDIARIES

                      NOTES TO UNAUDITED PROFORMA CONDENSED

                  CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

3.       PROFORMA ADJUSTMENTS

         Proforma adjustments to the Unaudited Proforma Condensed Consolidated Balance Sheet are as follows:

         a. Reflects the receipt of $14 million of gross proceeds from the sales of Class B preferred stock, Class C preferred stock, senior secured notes and warrants to purchase common stock used to fund the acquisition.

         b. Reflects the payment of issuance costs, which are recorded as reductions to the carrying value of the related financial instrument.

         c. Reflects the payment of $8,000,000 for the acquisition of Parker Drilling Company's 50% interest in OnSite, and the allocation of the purchase price to the assets acquired. Includes a $170,000 debit to paid-in capital for the reacquisition of 300,000 common stock warrants and a $762,000 increase to accumulated deficit for purchased research and development, which is immediately expensed.

         d. Reflects the repayment of long-term debt and related accrued interest expense to a subsidiary of Parker.

         e. Reflects the elimination of intercompany balances and the consolidation of OnSite as a wholly-owned subsidiary of the Company. OnSite was previously accounted for using the equity method.

         Proforma adjustments to the Unaudited Proforma Condensed Consolidated Statements of Operations are as follows:

         a. Reflects additional depreciation expense resulting from the adjustment of OnSite's equipment (indirect thermal desorption remediation units) to fair market value at the time of acquisition.

         b. Reflects the amortization of engineering design and developed technology costs, an intangible asset related to the acquisition of the interest in OnSite. The intangible asset is being amortized over an 8 year estimated economic life.

         c. Reflects additional interest expense resulting from the additional long-term debt incurred in connection with the acquisition of OnSite based on interest at 10% per year.



                                    Continued
                                      F-20

                 ENVIRONMENTAL SAFEGUARDS, INC. AND SUBSIDIARIES

                      NOTES TO UNAUDITED PROFORMA CONDENSED

                  CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

3.       PROFORMA ADJUSTMENTS, CONTINUED

         d. Reflects interest cost resulting from the amortization of the discount on the sale of the long-term debt.

         e. Reflects the elimination of interest expense on $3.0 million of long-term debt to a Parker subsidiary, the repayment of which was required upon acquisition of OnSite.

         f. Reflects the elimination of the Company's 50% equity in earnings of OnSite due to the change from the equity method to the consolidation method for reporting the investment in OnSite.

         g. Reflects the elimination of the amortization of a deferred gain between the Company and OnSite which was eliminated in the purchase price allocation for the acquisition of OnSite.

         h. Reflects the recognition of the operations of OnSite Colombia using the consolidation method because the terms of OnSite's joint venture agreement provides control of OnSite Colombia with only a 50% ownership interest.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ENVIRONMENTAL SAFEGUARDS, INC.


Date: June 18, 1998               By:      /s/ James S. Percell
                                           -------------------------------
                                               James S. Percell, President